UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2017

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On December 11, 2017, the Company issued the press release attached hereto as Exhibit 99.1.

The furnishing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the “Safe Harbor” section of the press release in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On December 11, 2017, spokespersons of the Company presented the information in the presentation slides attached hereto as Exhibit 99.2, and announced the following information:

Results of PTI-428 Meet Efficacy Endpoint in 28-day Study in CF Patients on Background Orkambi

Proteostasis has completed its Phase 2 study designed to evaluate the efficacy, safety, and tolerability of 50 mg once-a-day of PTI-428 over a 28-day treatment of CF patients on background Orkambi®1 (lumacaftor/ivacaftor). The addition of PTI-428 to Orkambi® demonstrated mean absolute improvements in ppFEV1 of 5.2 percentage points from baseline compared to placebo (p<0.05), with mean relative improvements of 9.2 percent (p<0.05). This treatment effect was achieved by day 14 and sustained through 28 days of dosing.

The two registrational phase 3 studies of Orkambi®, TRAFFIC and TRANSPORT, showed that magnitude of response to Orkambi® varied according to patient lung function at screening, suggesting that the overall efficacy was mainly driven by the subgroup with baseline ppFEV1 below 70% (+3.3 percentage points) while the changes in the group with FEV1 ≥70% were not statistically significant. A similar analysis was performed in the 28-day study with PTI-428 and it showed an average +6.6 percentage points increase (p<0.05) in absolute ppFEV1 compared to placebo for patients who had lower baseline ppFEV1 value (<70%). The results of the subgroup analysis are consistent with Phase 3 data with Orkambi®, suggesting that PTI-428 potentially amplifies the Orkambi® effect in the responder population.

Additional exploratory endpoints in the study included measurement of changes in sweat chloride and CFTR expression in nasal epithelia. In this study, a positive increase in CFTR protein from baseline was observed in PTI-428 treated subjects and the magnitude of change was consistent with the changes in CFTR protein levels observed in an in vitro human bronchial cell (HBE) model. In contrast, changes in sweat chloride did not correlate with changes in lung function.

The 28-day study continues to confirm the safety profile of PTI-428 in that it was generally well tolerated and lacked clinically meaningful drug-drug interactions with ivacaftor and lumacaftor. Fourteen of 20 subjects receiving PTI-428 and two of four subjects receiving placebo experienced at least one treatment emergent adverse event. There were no serious adverse events and there were 2 adverse events that led to study discontinuation. Both cases were thrombocytopenia of mild grade and comparable magnitude and value. One occurred while a subject was on Orkambi® only and one in a subject receiving PTI-428, with both subjects resolving spontaneously.

Preliminary Ad Hoc Analysis of PTI-801 in Ongoing 14-day Study in CF Patients on Background Orkambi

The Company has also shared initial data from the first five subjects (four PTI-801 treated and one placebo) of the first dose level tested in the 14-day dosing study of PTI-801 in CF patients on background Orkambi® therapy. All four subjects who received once-a-day 100 mg of PTI-801 have completed two weeks of dosing. The pharmacokinetic (PK) profile observed from these four subjects is consistent with the PK profile observed for healthy volunteers. These initial data also showed no clinically meaningful drug-drug interactions with either lumacaftor or ivacaftor. There were no serious adverse safety events reported that were considered as possibly drug related. Mean absolute improvements in ppFEV1 of approximately 4 percentage points from baseline, with mean relative improvements of approximately 7 percent, were observed in the four PTI-801 subjects who have completed two weeks of dosing to date. The first cohort of up to 20 patients is still recruiting with enrollment expected to complete in Q1 2018. The Company expects to report additional data from this study in the first quarter of 2018.

[1]	Orkambi® is a registered trademark from Vertex Pharmaceuticals, Inc.

PTI-808 Completes Safety and PK Profile from SAD and MAD Study in Healthy Volunteers

A total of 48 healthy volunteers have participated and completed the study of up to 300 mg of once-a-day, orally dosed PTI-808, a novel CFTR potentiator that was tested in single and multiple dose cohorts. PTI-808 was found to be generally well tolerated. One subject experienced a serious adverse event from a pre-existing condition of transverse myelitis. This serious adverse event was considered unlikely to be related to the study drug. No adverse events leading to discontinuation of treatment were reported. All other adverse events that have been reported to date were of mild or moderate severity. Preliminary PK assessment of PTI-808 suggest that it could potentially be suitable for once daily dosing.

Co-administration of PTI-428, PTI-808 and PTI-801 in Healthy Volunteers Completed

PTI completed a healthy volunteer co-administration study of its three proprietary CFTR modulators testing safety and tolerability in 20 subjects. Safety and PK profiles achieved with seven days of once-a-day oral dosing of PTI-428, PTI-801 and PTI-808 indicate these compounds were generally well-tolerated and could potentially be amenable for once a day dosing. No SAEs or AEs leading to discontinuation of treatment were reported. The PK data demonstrated a lack of clinically meaningful drug-drug interactions. Combination study protocols have been reviewed by key patient advocacy and regulatory authorities in US and Europe.

Safe Harbor

To the extent that statements in this Form 8-K are not historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “aim,” “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “potentially” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements made in this Form 8-K include, without limitation, statements regarding the expected timing of the initiation of, patient enrollment in, data from, and the completion of, our clinical studies and cohorts for PTI-428, PTI-801, PTI-808 and our dual and triple combination therapy candidates, and statements regarding the potential suitability of PTI-808 and of our triple combination therapy for daily dosing. Forward-looking statements made in this Form 8-K involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Such risks and uncertainties include, without limitation, the possibility that final or future results from our drug candidate trials (including, without limitation, longer duration studies) do not achieve positive results or are materially and negatively different from or not indicative of the preliminary results reported by the Company (noting that these results are based on a small number of patients and small data set), uncertainties inherent in the execution and completion of clinical trials (including, without limitation, the possibility FDA requires us to run cohorts sequentially or conduct additional cohorts or pre-clinical or clinical studies), in the enrollment of CF patients in our clinical trials, in the timing of availability of trial data, in the results of the clinical trials, in possible adverse events from our trials, in the actions of regulatory agencies, in endorsement, if any, by therapeutic development arms of CF patient advocacy groups, and those set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and our other SEC filings. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The above information is not an admission as to the materiality of any information therein. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, furnished herewith.

99.2	Presentation slides, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2017	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer